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                                                                EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 12, 1998, which appears on page a-10 of the 1997 Annual Report to Shareholders of Illinois Power Company, which is incorporated by reference in Illinois Power Company's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE LLP
Price Waterhouse LLP

St. Louis, Missouri
May 8, 1998